UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010 (September 24, 2010)

Avago Technologies Finance Pte. Ltd.

(Exact name of registrant as specified in its charter)

Singapore	333-137664	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 24, 2010, the parent company of Avago Technologies Finance Pte. Ltd., Avago Technologies Limited (the “Company”), and its controlling shareholder, Bali Investments S.àr.l, entered into MSA Termination Agreements with each of Hock Tan, our President and Chief Executive Officer, Douglas Bettinger, our Senior Vice President and Chief Financial Officer, Bryan Ingram, our Senior Vice President and General Manager, Wireless Semiconductor Division, Boon Chye Ooi, Senior Vice President, Global Operations, Patricia McCall, Vice President, General Counsel and other senior members of management (each such person, an “MSA Participant”). The form of MSA Termination Agreement is filed herewith as Exhibit 10.1. The MSA Termination Agreements terminate the Management Shareholders Agreements among the Company, Bali and each such MSA Participant with effect from September 27, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of MSA Termination Agreement by and among Avago Technologies Limited, Bali Investments S.àr.l and the MSA Participant party thereto (previously filed as an exhibit to the Avago Technologies Limited Current Report on Form 8-K (File No. 001-34428) filed on September 24, 2010 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 24, 2010

Avago Technologies Finance Pte. Ltd.

By:	/S/ DOUGLAS R. BETTINGER
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of MSA Termination Agreement by and among Avago Technologies Limited, Bali Investments S.àr.l and the MSA Participant party thereto (previously filed as an exhibit to the Avago Technologies Limited Current Report on Form 8-K (File No. 001-34428) filed on September 24, 2010 and incorporated herein by reference).